EXHIBIT 99.1

               VCA ANTECH, INC. PROVIDES SUPPLEMENTAL INFORMATION
                      TO ACCOMPANY ITS UPDATED GUIDANCE FOR
                                FISCAL YEAR 2006

     LOS ANGELES, CALIFORNIA, OCTOBER 25, 2006 - VCA ANTECH, INC. (NASDAQ:
WOOF), a leading animal healthcare company in the United States, provides the following supplemental information to accompany the financial guidance for the fiscal year ending December 31, 2006, as released in a separate release today.

     Based on the updated financial guidance for the full year ending December 31, 2006, and the actual results for the nine months ended September 30, 2006, the implied financial guidance for the fourth quarter ending December 31, 2006 is as follows:

     o    Revenue of $227 million to $234 million; and

     o    Diluted earnings per common share of $0.19 to $0.20.

     The above guidance includes share-based compensation of $0.01 per diluted common share.

     In addition, as previously disclosed, net income for the fourth quarter of 2005 included a $1.3 million credit for an adjustment relating to prior periods that was the result of a decrease in our state statutory tax rate.


FORWARD-LOOKING STATEMENTS

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our financial guidance for fiscal year 2006. Among the important factors that could cause actual results to differ are: a material adverse change in our financial condition or operations; the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of our recent acquisitions, including Pet's Choice, Inc., and our ability to effectively manage our growth and achieve operating synergies; a continued decline in demand for some of our products and services; any disruption in our information technology systems or transportation networks; the effects of competition; any impairment in the carrying value of our goodwill; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risk factors are discussed in our Report on Form 10-K for the year ended December 31, 2005 and our Report on Form 10-Q for the quarter ended June 30, 2006, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

     Media contact: Tomas Fuller, Chief Financial Officer (310) 571-6505